   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 2, 1994.


                                                       REGISTRATION NO. 33-56195
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                               KIRBY CORPORATION
             (Exact name of registrant as specified in its charter)

                       NEVADA                                    74-1884980
          (State or other jurisdiction of                     (I.R.S. Employer
           incorporation or organization)                   Identification No.)

             1775 ST. JAMES PLACE, SUITE 300, HOUSTON, TEXAS 77056
                                 (713) 629-9370
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                            GEORGE A. PETERKIN, JR.
                                   PRESIDENT
                               KIRBY CORPORATION
                        1775 ST. JAMES PLACE, SUITE 300
                              HOUSTON, TEXAS 77056
                                 (713) 629-9370
                    (Name, address, including zip code, and
          telephone number, including area code, of agent for service)

                                   Copies to:

                HENRY GILCHRIST                                 THOMAS P. MASON
JENKENS & GILCHRIST, A PROFESSIONAL CORPORATION              ANDREWS & KURTH L.L.P.
          1445 ROSS AVENUE, SUITE 3200                     4200 TEXAS COMMERCE TOWER
            DALLAS, TEXAS 75202-2799                          HOUSTON, TEXAS 77002

                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as possible after the Registration Statement becomes effective.
                             ---------------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
                             ---------------------
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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


                               KIRBY CORPORATION


                                DEBT SECURITIES

                             ---------------------

     Kirby Corporation (the "Company") may offer at any time, or from time to time, its debt securities consisting of debentures, notes and/or other unsecured evidences of indebtedness (the "Debt Securities") with an aggregate initial offering price not to exceed $250,000,000. The Company will offer the Debt Securities to the public on terms determined by market conditions. The Debt Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in supplements to this Prospectus. The Debt Securities may be sold for U.S. dollars or one or more foreign or composite currencies and the principal of, premium, if any, and interest, if any, on the Debt Securities may likewise be payable in U.S. dollars or one or more foreign or composite currencies.

     The terms of the Debt Securities, including where applicable the specific designation, aggregate principal amount, denominations, maturity, rate (which may be fixed or variable) and time of payment of interest, if any, purchase price, any terms for mandatory redemption or redemption at the option of the Company or the holder, the initial public offering price, and the names of any underwriters or agents and any other terms in connection with the offering and sale of the Debt Securities in respect of which this Prospectus is being delivered, will be set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement").

     The Debt Securities may be offered through underwriters, agents or dealers, or directly to purchasers by the Company. If an underwriter, agent or dealer is involved in the offering of any Debt Securities, the underwriter's discount, agent's commission or dealer's purchase price will be described in an applicable Prospectus Supplement, and the net proceeds to the Company from such offering will be the public offering price of the offered Debt Securities less such discount in the case of an underwriter, the purchase price of the offered Debt Securities in the case of a dealer, and less, in each case, the other expenses of the Company associated with the issuance and distribution of such Debt Securities. See "Plan of Distribution."

                             ---------------------

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
         SECURITIES AND  EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
             OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
               ACCURACY OR  ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

     This Prospectus may not be used to consummate sales of the Debt Securities unless accompanied by a Prospectus Supplement.

                             ---------------------


                The Date of this Prospectus is December 2, 1994.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, therefore, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; at its New York Regional Office, Seven World Trade Center, New York, New York 10048; and at its Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates, by writing to the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Such material can also be inspected at the American Stock Exchange, 86 Trinity Place, New York, New York 10006, on which the Company's Common Stock is listed.

     This Prospectus constitutes a part of a Registration Statement on Form S-3 (together with all amendments, supplements and exhibits thereto, the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information set forth in the Registration Statement (in accordance with the rules and regulations of the Commission), and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Debt Securities.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by the Company with the Commission are incorporated in and made a part of this Prospectus:

          (i) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994; and

          (ii) Annual Report on Form 10-K for the year ended December 31, 1993.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, including any beneficial owner of shares of Common Stock, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Request for such copy or copies should be directed to G. Stephen Holcomb, Vice President, Kirby Corporation, P.O. Box 1745, Houston, Texas 77251-1745; telephone (713) 629-9370.

                                  THE COMPANY

GENERAL

     Kirby Corporation ("Kirby" or the "Company") is primarily a marine transportation company engaged, through its subsidiaries, in the operation of vessels on the inland waterway system of the United States and in United States coastwise and foreign trade. Kirby is also engaged, through subsidiaries, in diesel repair and property and casualty insurance.

     The Company's principal executive offices are located at 1775 St. James Place, Suite 300, Houston, Texas 77056-3453 and its telephone number is (713) 629-9370. The Company's mailing address is P.O. Box 1745, Houston, Texas 77251-1745.

MARINE TRANSPORTATION

     The Company's marine transportation business is conducted through three divisions, organized around the markets they serve: the Inland Chemical Division, engaged in the inland transportation of industrial chemicals and agricultural chemicals by tank barges; the Inland Refined Products Division, engaged in the inland transportation of refined petroleum products by tank barges; and the Offshore Division, engaged in the offshore transportation of petroleum products by ocean-going tank barges and tankers and dry bulk, container and palletized cargo by ocean-going barges and break-bulk and container ships. The Company's marine transportation divisions are strictly providers of transportation services and do not assume ownership of any of the products they transport.


     The Inland Chemical Division serves industrial chemical companies by delivering petrochemical feedstocks, processed chemicals, lube oils and agricultural chemicals to industry users. The Inland Refined Products Division serves Gulf Coast refineries by transporting gasoline, diesel fuel and jet fuel to waterfront terminals. Each division operates inland tank barges to destinations along the Gulf Intracoastal Waterway, the Houston Ship Channel, the Mississippi River and its tributaries and the Ohio River. As of November 30, 1994, the combined fleet of these divisions consisted of 499 tank barges, 113 towing vessels and seven harbor tugboats.



     The Offshore Division transports petroleum products, dry bulk, container and palletized cargos, including agricultural commodities, to markets worldwide, with particular emphasis on ports in the Gulf of Mexico, along the Atlantic Seaboard, in the Caribbean Basin, South America, West Africa and Europe. As of November 30, 1994, offshore movements of primarily refined petroleum products were provided by ten tankers and two ocean-going tank barge and tug units. Dry bulk cargo movements were provided by six ocean-going barge and tug units and containers and palletized cargo movements were provided by three break-bulk and container ships and one ocean-going barge and tug unit.


DIESEL REPAIR


     The Company's diesel repair business is engaged in the overhaul and repair of diesel engines and related parts sales in two distinct markets: the marine market, serving vessels powered by large diesel engines utilized in the various inland and offshore marine industries; and the locomotive market, serving the shortline and industrial railroad markets.


     The marine market has five service facilities that serve the Gulf Coast, the East Coast, the Midwest, the West Coast and the Pacific Northwest markets. Customers in this market include the inland and offshore barge industries, offshore petroleum and well service industry, offshore commercial fishing industry and the United States Government.

     The locomotive market is served through a facility in Nashville, Tennessee. As an exclusive distributor for the Electromotive Division of General Motors Corporation, the locomotive business provides replacement parts, service and support for locomotives serving shortline and industrial railroads within the continental United States.

PROPERTY AND CASUALTY INSURANCE

     The Company's property and casualty insurance business is engaged in the writing of property and casualty insurance primarily through Universal Insurance Company ("Universal") in the Commonwealth of Puerto Rico. A full service property and casualty insurer, with emphasis on the property lines of business, Universal is ranked third among Puerto Rico insurance companies in terms of policyholders' surplus and admitted assets.

     On September 25, 1992, Universal merged with Eastern America Insurance Company ("Eastern America"), a property and casualty insurance company in Puerto Rico, with Universal being the surviving entity. As of October 25, 1994, the Company owned approximately 58% of Universal's voting common stock with the remaining approximately 42% owned by Eastern America Financial Group, Inc. ("Eastern America Group"), the former parent of Eastern America. The Company owns 100% of the non-voting common and preferred stocks of Universal. In accordance with a 1992 shareholder agreement among Universal, the Company and Eastern America Group, through options and redemption rights, Universal has the right to purchase the Company's interest in Universal over a period of up to 12 years, the result of which would be Eastern America Group becoming the sole owner of Universal's stock. Since December 1992, the Company has received $15,000,000 from the redemption by Universal of its capital stock. In August 1994, Eastern America Group purchased additional voting common stock from Universal for a purchase price of $7,000,000.

RECENT DEVELOPMENTS

     On July, 1, 1994, the Company purchased a single hull U.S. flag tanker from Tosco Refining Company. After undergoing extensive capitalized restorations and modifications, the tanker was placed in service in September 1994 in the carriage of refined petroleum products in United States coastwise trade and will operate under a three-year charter. The tanker has a capacity of 266,000 barrels and a deadweight tonnage of 37,750 and is scheduled to be retired from service in accordance with the Oil Pollution Act of 1990 ("OPA") on January 1, 1999. The Company's established bank revolving credit agreement provided funding for the transaction.


     On July 21, 1994, the Company purchased three U.S. flag tankers from OMI Corp. for $23,750,000. The single hull tankers will transport refined petroleum products primarily between the United States Gulf Coast, Florida and the mid-Atlantic states. Currently, one of the tankers is operating under a six-month charter effective October 1994 and one is chartered effective November 1994 for a one year period. The remaining tanker operates in the spot market. Both of the charters have option periods. Each of the tankers has a total capacity of 266,000 barrels and a deadweight tonnage of 37,853. In accordance with the OPA, the three tankers will be retired from service on January 1, 2000. Funding for the transaction was provided through the Company's established bank revolving credit agreement.


     On August 1, 1994, the Board of Directors authorized the Company to purchase up to 2,000,000 shares of its own common stock. Prior authorization for the repurchase of the Company common stock was superseded by this authorization. The Company is authorized to purchase the common stock on the American Stock Exchange and in privately negotiated transactions. When purchasing common stock, the Company is subject to price, trading volume and other market considerations. Shares repurchased may be used for reissuance upon the exercise of stock options, in future acquisitions for stock or for other appropriate corporate purposes. To date, the Company has not purchased any common stock under this authorization.

     On August 24, 1994, the Company discontinued its direct, all-water containership service from central United States (Memphis) to Mexico and Central America. The service was provided by the Company's wholly owned subsidiary, Americas Marine Express, Inc. The service was met with aggressive pricing from its competitors and the prospects for future profitability did not warrant continuation of the service. Since inception in February 1994, the operation incurred operating losses and anticipated shut-down expenses of approximately $2,350,000 ($1,500,000 after taxes or $.05 per share).


     On November 16, 1994, the Company completed the purchase from The Dow Chemical Company ("Dow") of 65 inland tank barges, one river towboat and two shifting boats for approximately $24 million in cash. Also, the Company assumed from Dow the lease of an additional 31 inland tank barges and two towboats. In addition, the Company entered into a contract with Dow to provide for Dow's inland bulk liquid marine transportation requirements for a period of ten years. Dow is a major manufacturer of petrochemicals, industrial chemicals and related bulk liquid products and historically has used its own barges and outside towing resources to service its inland marine transportation requirements. Dow produces its products at its Freeport, Texas manufacturing complex, other plants in Louisiana and at various other United States locations. A number of the Dow plants, as well as their suppliers and customers, rely extensively on water transportation for moving products between Dow's manufacturing facilities, for shipment to the ultimate users and to move certain raw materials purchased by Dow. Funding for the transaction was provided through the Company's established bank revolving credit agreement.



                       RATIO OF EARNINGS TO FIXED CHARGES



     The following table sets forth the ratio of the Company's consolidated earnings to fixed charges for all periods presented.



                                                    NINE MONTHS
                                                       ENDED
           YEAR ENDED DECEMBER 31,                 SEPTEMBER 30,
- ----------------------------------------------    ----------------
 1993      1992      1991      1990      1989      1994      1993
- ------    ------    ------    ------    ------    ------    ------
4.70x     2.80x     3.84x     3.86x     3.07x     4.34x     3.19x


     For the purpose of computing the ratio of earnings to fixed charges, "earnings" consists of earnings before taxes on income. "Fixed charges" include interest expense on debt and one-third of the operating lease expenses, which is considered to be representative of the interest factor. A statement setting forth the computation of the ratio of earnings to fixed charges for each of the periods presented above is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Debt Securities offered hereby will be used for general corporate purposes, which may include without limitation, the repayment of indebtedness and funding future acquisitions and working capital requirements.

                         DESCRIPTION OF DEBT SECURITIES

     The following description summarizes certain general terms and provisions of the Debt Securities. The particular terms of the Debt Securities, including the nature of any variations from the following general provisions, will be described in the Prospectus Supplement relating to such Debt Securities.


     The Debt Securities may be issued in one or more series under an Indenture between the Company and Texas Commerce Bank National Association, as Trustee (the "Trustee"), dated on or about December 2, 1994 (the "Indenture"). The Indenture has been filed with the Commission as an exhibit to the Registration Statement of which this Prospectus constitutes a part and is incorporated by reference herein.


     The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the Indenture, including the definition therein of certain terms. All article and section references appearing herein are to articles and sections of the Indenture. Unless otherwise defined herein, all capitalized terms shall have the definitions set forth in the Indenture.

GENERAL

     The Debt Securities to be issued under the Indenture will be unsecured general obligations of the Company and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company from time to time outstanding. The Debt Securities are currently limited to $250,000,000 aggregate initial offering price, or the equivalent thereof in one or more foreign or composite currencies. The Debt Securities will not be convertible into the common stock or any other securities of the Company.


     The Debt Securities are obligations exclusively of the Company, which is a holding company. Since the operations of the Company are currently conducted principally through wholly-owned subsidiaries, the cash flow of the Company, and therefore its ability to service its debt, including the Debt Securities, is dependent in part upon the earnings of such subsidiaries and the distribution of those earnings to the Company or upon other payments of funds to the Company by such subsidiaries. The payment of dividends and the provision of certain loans and advances to the Company by such subsidiaries may be subject to certain statutory or contractual restrictions, including financial and other restrictive covenants contained in agreements relating to indebtedness of the Company or its subsidiaries.



     In addition, the rights of the Company to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of Holders of the Debt Securities to benefit from such distribution) are subject to the prior claims of creditors of the subsidiary, except to the extent that the Company may itself be a creditor with recognized claims against that subsidiary, and to the prior claims of holders of preferred stock, if any, issued by the Company's subsidiaries. Claims on the Company's subsidiaries by creditors may include claims of holders of indebtedness and claims of creditors in the ordinary course of business, including claims for trade payables and claims for damages by tort claimants. As of September 30, 1994, the Company's total consolidated indebtedness was approximately $146.3 million, of which approximately $111.8 million consisted of indebtedness of the Company's subsidiaries. The amount of claims on the Company's subsidiaries by holders of indebtedness, other creditors and tort claimants may increase or decrease, and additional claims may be incurred in the future. The Indenture does not limit the ability of the Company's subsidiaries to incur indebtedness or issue preferred stock.



     The loan agreement relating to the Company's revolving credit facility provides that, upon a default under such agreements, the Company will pledge to the lenders thereunder all of the Company's equity interest in, and all claims for payment with respect to intercompany indebtedness of, the principal subsidiaries of the Company. In the event of such a pledge, the rights of the Company to participate in any distribution of assets of any such subsidiary upon its liquidation or bankruptcy or otherwise (and thus the ability of Holders of Debt Securities to benefit from such distribution) would be subject to the prior claims of such lenders, except to the extent that the Company may itself be a creditor with other recognized claims against such subsidiary, if any, issued by such subsidiary.



     The Prospectus Supplement will describe the following terms of the Debt Securities being offered: (1) the title of the Debt Securities; (2) any limit on the aggregate principal amount of the Debt Securities; (3) the date or dates on which the Debt Securities may be issued and the date or dates (or the method of determination thereof) on which the principal of (and premium, if any, on) the Debt Securities are or will be payable; (4) the rate or rates (which may be fixed or variable) at which the Debt Securities will bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest, if any, will accrue, and the basis on which interest shall be calculated if other than on the basis of a 360-day year of twelve 30-day months; (5) the date or dates on which such interest, if any, on the Debt Securities will be payable and the Regular Record Dates for any such Interest Payment Dates; and the extent to which, or the manner in which, any interest payable on a global Debt Security ("Global Notes") on an Interest Payment Date will be paid if other than in the manner described under "Book-Entry System" below; (6) each office or agency where, subject to the terms of the Indenture as described below under "Payment and Paying Agents," the principal of, and premium, if any, and any interest on the Debt Securities will be payable and each office or agency where, subject to the terms of the Indenture as described below under "Denominations, Registration and Transfer," the Debt Securities may be presented for registration of transfer or exchange; (7) the period or periods within which, the price or prices at which and the terms and conditions upon which the Debt Securities may be redeemed at the option of the Company; (8) the obligation, if any, of the Company to redeem, to repay or purchase the Debt Securities at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which the Debt Securities will redeemed, repaid or purchased pursuant to any such obligation; (9) whether the Debt Securities are to be issued with original issue discount within the meaning of Section 1273(a) of the Internal

Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder;
(10) whether the Debt Securities are to be issued in whole or in part in the form of one or more Global Notes and, if so, the identity of the depositary, if any, for such Global Note or Notes; (11) if other than Dollars, the Foreign Currency or Currencies or Foreign Currency Units in which the principal of, and premium, if any, and any interest on the Debt Securities shall or may be paid and, if applicable, whether at the election of the Company and/or the Holder, and the conditions and manner of determining the exchange rate or rates; (12) any index used to determine the amount of payment of principal of and premium, if any, and any interest on the Debt Securities; (13) any addition to, or modification or deletion of, any Events of Default or covenants provided for with respect to the Debt Securities; and (14) any other detailed terms and provisions of the Debt Securities that are not inconsistent with the Indenture (Section 301). Any such Prospectus Supplement will also describe any special provisions for the payment of additional amounts with respect to the Debt Securities.


     The Debt Securities may be issued as Discount Securities to be sold at a substantial discount below their principal amount. "Discount Securities" means any Debt Securities issued with original issue discount for purposes of the Code. Special United States income tax and other considerations applicable to Discount Securities will be described in the Prospectus Supplement relating thereto. Discount Securities may provide for the declaration or acceleration of the Maturity of an amount less than the principal amount thereof upon the occurrence of an Event of Default and the continuation thereof (Sections 101, 502).

     The Indenture provides that the Debt Securities may be issued in one or more series thereunder, in each case as authorized from time to time by the Board of Directors of the Company. The Indenture also provides that there may be more than one Trustee under the Indenture, each with respect to one or more different series of Debt Securities. At a time when two or more Trustees are acting, each with respect to only certain series, the term "Debt Securities" as used herein shall mean the one or more series with respect to which each respective Trustee is acting. In the event there is more than one Trustee under the Indenture, the powers and trust obligations of each Trustee as described herein shall extend only to the one or more series of Debt Securities for which it is Trustee. If more than one Trustee is acting under the Indenture, then the Debt Securities (whether of one or more than one series) for which each Trustee is acting shall in effect be treated as if issued under separate indentures.

     The Indenture does not contain any provisions that would limit the ability of the Company to incur indebtedness. Reference is made to the Prospectus Supplement related to the series of Debt Securities offered thereby for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of the Company applicable to such Debt Securities that are described herein.

     Under the Indenture, the Company will have the ability, in addition to the ability to issue Debt Securities with terms different from those of Debt Securities previously issued, without the consent of the Holders, to reopen a previous issue of a series of Debt Securities and issue additional Debt Securities of such series, in an aggregate principal amount determined by the Company.


     The Company will initially appoint Texas Commerce Bank National Association to serve as Trustee under the Indenture and Chemical Bank as Paying Agent and Security Registrar. Texas Commerce Bank National Association, in its capacity as Trustee, will be responsible for, among other things, transmitting to the Company any notices or other communications from Holders and transmitting to the Holders notice of the occurrence of any Event of Default (as defined below) as soon as practicable after obtaining knowledge thereof. Chemical Bank, in its capacity as Paying Agent and Security Registrar, will be responsible for, among other things, maintaining a record of the registration of ownership, exchange and transfer of the Debt Securities and accepting Debt Securities for exchange and transfer and ensuring that payments of the principal and premium, if any, and interest received from the Company in respect of the Debt Securities are duly paid to the registered Holders thereof.


DENOMINATIONS, REGISTRATION AND TRANSFER

     The Debt Securities of a series may be issuable in whole or in part in the form of one or more Global Notes, as described below under "Book-Entry System." Unless otherwise provided in an applicable Prospectus Supplement with respect to a series of Debt Securities, the Debt Securities will be issuable in fully registered form and in denominations of $1,000 or any multiple thereof. One or more Global Notes will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of Outstanding Debt Securities of the series to be represented by such Global Note or Notes (Sections 201, 301, 302, 304).

     The Debt Securities of any series (other than a Global Note) will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. The Debt Securities may be presented for exchange as provided above, and Debt Securities (other than a Global Note) may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or co-Security Registrar designated by the Company for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the Security Registrar or co-Security Registrar being satisfied with the documents of title and identity of the person making the request.


PAYMENT AND PAYING AGENTS



     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of, and premium, if any, and any interest on the Debt Securities will be made at the office of such Paying Agent or Paying Agents as the Company may designate from time to time. Payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) in certain circumstances described in the applicable Prospectus Supplement, by wire transfer to an account maintained by the Person entitled thereto (Section 307). Payment of any installment of interest on the Debt Securities will be made to the Person in whose name such Debt Security is registered at the close of business on the Regular Record Date for such interest (Section 307).



     Unless otherwise indicated in an applicable Prospectus Supplement, Chemical Bank will act as the Company's sole Paying Agent through its office in the Borough of Manhattan, The City of New York, with respect to the Debt Securities. Any Paying Agents outside the United States and other Paying Agents in the United States initially designated by the Company for the Debt Securities being offered will be named in the accompanying Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts.



     All moneys paid by the Company to the Trustee or a Paying Agent for the payment of principal of, and premium, if any, and any interest on any Debt Securities that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will, upon request of the Company as provided in the Indenture, be repaid to the Company, and the Holder of such Debt Security may thereafter look only to the Company for payment thereof (Section 1103).


BOOK-ENTRY SYSTEM

     The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Notes that will be deposited with or on behalf of a depositary located in the United States (a "Depository") identified in the Prospectus Supplement relating to such series.

     The specific terms of the depositary arrangement with respect to any Debt Securities of a series will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

     Unless otherwise specified in an applicable Prospectus Supplement, Debt Securities that are to be represented by a Global Note to be deposited with or on behalf of a Depositary will be represented by a Global Note registered in the name of such Depositary or its nominee. Upon the issuance of a Global Note in registered form, the Depositary for such Global Note will credit on its book-entry registration and transfer system the respective principal amounts of the Debt Securities represented by such Global Note to the accounts of institutions that have accounts with such Depositary or its nominee ("participants"). The accounts to be credited shall be designated by the underwriters or agents of such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in such Global Notes will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Notes will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for such Global Note. Ownership of beneficial interests in Global Notes by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery and such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Note.


     So long as the Depositary for a Global Note, or its nominee, is the registered owner of such Global Note, the Depositary or its nominee, as the case may be, will be the sole Holder of the Global Notes represented thereby for all purposes under the Indenture. Except as otherwise provided in this section, the beneficial owners of such Global Notes will not be entitled to receive physical delivery of Certificated Notes and will not be considered the Holders thereof for any purpose under the Indenture, and no Global Notes shall be exchangeable or transferrable by the owners of beneficial interests. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest in order to exercise any rights of a Holder under the Indenture.


     Payment of principal of, premium, if any, and any interest on Debt Securities registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Note representing such Debt Securities. None of the Company, the Trustee, any Paying Agent or the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary for Debt Securities of a series, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Note, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of such Depositary. The Company also expects that payments will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants and not the Company.


     A Global Note may not be transferred except as a whole by the Depositary for such Global Note to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor (Section 304). If a Depositary for Debt Securities of a series is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act and a successor Depositary is not appointed by the Company within 90 days after the Company receives notice from the Depositary or otherwise becomes aware of such condition or if there shall have occurred and be continuing an Event of Default under the Indenture with respect to the series of Debt Securities, the Company will issue Debt Securities in definitive registered form in exchange for the Global Note or Notes representing such Debt Securities. In addition, the Company may at any time and in its sole discretion determine not to have any Debt Securities represented by one or more Global Notes and, in such event, will issue Debt Securities in definitive registered form in exchange for all the Global Notes representing such Debt Securities. In any such instance, an owner of a beneficial interest in a Global Note will be entitled to physical delivery in definitive form of Debt Securities of the series represented by such Global Note equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name.

COVENANTS


     The Indenture requires the Company to maintain its corporate existence and maintain an office or agency where Debt Securities may be presented or surrendered for payment, transfer or exchange.



     The Indenture does not contain any financial performance covenants. Consequently, the Company is not required under the Indenture to meet any financial tests such as those that measure the Company's working capital, interest coverage, fixed charge coverage, amount of indebtedness or net worth in order to maintain compliance with the terms of the Indenture.


EVENTS OF DEFAULT


     The following are Events of Default under the Indenture with respect to the Debt Securities: (a) failure to pay principal of or any premium on any Debt Security of that series when due; (b) failure to pay any interest on any Debt Security of that series when due, continued for 30 days; (c) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Debt Securities other than the series), continued for 60 days after written notice as provided in the Indenture; (d) certain events in bankruptcy, insolvency or reorganization; (e) failure to pay indebtedness for borrowed money of the Company or any Significant Subsidiary aggregating in excess of $5,000,000, continued for 30 days; and (f) any other Event of Default provided with respect to Debt Securities of that series (Section 501). If any Event of Default, other than bankruptcy, insolvency and reorganization Events of Default, with respect to Debt Securities of any series at any time Outstanding occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debt Securities of that series to be due and payable immediately. If any bankruptcy, insolvency or reorganization Event of Default provided with respect to Debt Securities of any series at any time Outstanding occurs and is continuing, the principal amount (or, if such the Debt Securities of that series are Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debt Securities of that series shall be immediately due and payable without any declaration, notice or act of the Trustee or any Holder. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority in aggregate principal amount of Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration (Section 502).



     The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity (Section 603). Subject to such provisions for the indemnification of the Trustee and certain time limits which may be imposed by the Company pursuant to the terms of the Indenture, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series (Sections 512, 701).



     The Company is required to furnish the Trustee annually with a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance (Section 1105).


MODIFICATION AND WAIVER

     Modifications of and amendments to the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest, if any, on, any Debt Security, (b) reduce the principal amount of, or any premium or interest on, any Debt Security, (c) reduce the amount of principal of Discount Debt Securities payable upon acceleration of the maturity thereof, (d) change the currency payment of principal of, or any premium or interest on, any Debt Security, (e) adversely affect the right of repayment or repurchase, if any, at the option of the Holder, (f) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, (g) certain modifications to Sections 513, 1002 and 1105 of the Indenture, or (h) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults (Section 1002).


     The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of each series may, on behalf of all Holders of Debt Securities of that series, waive any past default under the Indenture with respect to Debt Securities of that series, except (i) a default in the payment of principal or any premium or interest or (ii) a covenant or provision that cannot be modified or amended without the consent of the Holders of each Outstanding Debt Security affected thereby (Section 513).

CONSOLIDATION, MERGER, SALE OR LEASE OF ASSETS


     The Company shall not, without the consent of the Holders of the Outstanding Debt Securities under the Indenture, consolidate with or merge into, or transfer or lease its assets substantially as an entirety to any Person unless (i) the successor Person is a corporation organized under the laws of any domestic jurisdiction, (ii) the successor corporation assumes the Company's obligations on the Debt Securities and under the Indenture, (iii) immediately after giving effect to the transactions no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing, and (iv) certain other conditions are met (Section 901).


DEFEASANCE


     If so specified in the Prospectus Supplement with respect to Debt Securities of any series, the Company will be discharged from any and all obligations in respect of the Debt Securities of such series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, replace stolen, lost or mutilated Debt Securities of such series, maintain paying agencies and hold moneys for payment in trust) if the Company deposits with the Trustee, in trust, money or U.S. Government Obligations (as defined in the indenture) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal, premium, if any, and interest on the Debt Securities of such series on the dates such payments are due in accordance with the terms of such Debt Securities. To exercise any such option, the Company is required, among other things, to deliver to the Trustee an opinion of counsel to the effect that (1) the deposit, related defeasance and, if applicable, discharge would not cause the Holders of the Debt Securities of such series to recognize income, gain or loss for United States income tax purposes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and, if applicable, discharge had not occurred and (2) if the Debt Securities of such series are then listed on any national securities exchange, such Debt Securities would not be delisted from such exchange as a result of the exercise of such option (Article Thirteen).


NOTICES

     Notices to Holders will be given by mail to the addresses of such Holders as they appear in the Security Register (Section 105).

GOVERNING LAW

     The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York (Section 111).

CONCERNING THE TRUSTEE

     The Trustee has normal banking relationships with the Company.

                              PLAN OF DISTRIBUTION

GENERAL

     The Company may sell Debt Securities to or through underwriters or a group of underwriters, directly to other purchasers, or through dealers or agents. The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each Prospectus Supplement will describe the method of distribution, and time and place of delivery, of the offered Debt Securities. The Company also may, from time to time, authorize dealers, acting as the Company's agents, to solicit offers to purchase the offered Debt Securities upon the terms and conditions set forth in any Prospectus Supplement.

     In connection with the sale of Debt Securities, underwriters, dealers or agents may receive compensation from the Company or from purchasers of Debt Securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of Debt Securities may be deemed to be "underwriters," and any discounts or commissions received by them and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation will be described, in the Prospectus Supplement relating to the offered Debt Securities.

     Under agreements that may be entered into by the Company, underwriters, dealers and agents that participate in the distribution of Debt Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

     Each issuance of a series of Debt Securities will constitute a new issue of securities with no established trading market. In the event that Debt Securities of a series offered hereunder are not listed on a national securities exchange, certain broker-dealers may make a market in the Debt Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the Debt Securities of any series or as to the liquidity of the trading market for such Debt Securities.

DELAYED DELIVERY ARRANGEMENT

     If so indicated in the Prospectus Supplement relating to offered Debt Securities, the Company will authorize dealers or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Debt Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of Debt Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The dealers and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

                                 LEGAL OPINIONS


     Certain matters with respect to the validity of the Debt Securities offered hereby will be passed upon for the Company by Jenkens & Gilchrist, a Professional Corporation, Dallas, Texas, and for any underwriters, dealers or agents, as the case may be, by Andrews & Kurth L.L.P., Houston, Texas. Henry Gilchrist, the Secretary and an Advisory Director of the Company, is a shareholder of Jenkens & Gilchrist, a Professional Corporation. Jenkens & Gilchrist, a Professional Corporation will rely on Andrews & Kurth L.L.P. as to matters of New York law.

                                    EXPERTS

     The financial statements and schedules of the Company and consolidated subsidiaries as of December 31, 1992 and 1993 and for the years then ended, incorporated by reference in this Prospectus, have been incorporated by reference herein in reliance upon the reports of KPMG Peat Marwick LLP and Deloitte & Touche LLP, independent auditors, incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing. The reports of KPMG Peat Marwick LLP refer to changes in the methods of accounting for income taxes, postretirement benefits other than pensions, certain investments in debt and equity securities and accounting and reporting for reinsurance of short-duration and long-duration contracts.

     The financial statements and schedules of the Company and consolidated subsidiaries as of December 31, 1991 and for the year then ended, incorporated by reference in this Prospectus, have been incorporated by reference herein in reliance upon the report of Deloitte & Touche LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Expenses payable in connection with the distribution of the securities being registered (estimated except for the registration fee, substantially all of which will be borne by the Company, are as follows:

    Registration fee..........................................................  $ 86,207
    Printing and engraving expenses...........................................    25,000*
    Legal fees and expenses...................................................    50,000*
    Accounting fees and expenses..............................................    25,000*
    Fees and expenses of Trustee..............................................    15,000*
    Blue sky fees and expenses................................................    10,000*
    Rating Agency fees........................................................   135,000*
    Miscellaneous expenses....................................................    13,793*
    Total.....................................................................  $360,000*

- ---------------

* Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     (a) The Restated Articles of Incorporation of the Company provide for indemnification as follows:

          "TWELFTH: 1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

          2. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification shall not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

          3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2 of this Article Twelfth, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

          4. Any indemnification under sections 1 and 2 of this Article Twelfth, unless ordered by a court or advanced pursuant to section 5 of this Article Twelfth, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

             (a) By the stockholders;

             (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

             (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

             (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

          5. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section 5 of this Article Twelfth do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

          6. The indemnification and advancement of expenses provided by this Article Twelfth:

             (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under these articles of incorporation or any bylaws, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 of this Article Twelfth or for the advancement of expenses of any director or officer, if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

             (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

          7. The corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

          8. The other financial arrangements made by the corporation pursuant to section 7 of this Article Twelfth may include the following:

             (a) The creation of a trust fund.

             (b) The establishment of a program of self-insurance.

             (c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

             (d) The establishment of a letter of credit, guaranty or surety.

     No financial arrangement made pursuant to this section may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

          9. Any insurance or other financial arrangement made on behalf of a person pursuant to this Article Twelfth may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

          10. In the absence of fraud:

             (a) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Article Twelfth and the choice of the person to provide the insurance or other financial arrangement shall be conclusive; and

             (b) The insurance or other financial arrangement:

                (1) Is not void or voidable; and

                (2) Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement."

     (b) The Company has entered into agreements with each Director, certain key employees, including Brian K. Harrington and G. Stephen Holcomb, and certain directors of subsidiaries of the Company, that provide for the indemnification of such individuals for certain liabilities incurred in such capacity.

     See "Undertakings" (Item 17), for an understanding by the Company relating to claims for indemnification, pursuant to these provisions, in connection with the securities being registered.

ITEM 16.  EXHIBITS


          4.1        -- Restated Articles of Incorporation of the Company, as amended
                        (incorporated by reference to Exhibit 3.1 of the Registrant's 1989
                        Registration Statement on Form S-3 (Reg. No. 33-30832)).
          4.2        -- Certificate of Amendment of Restated Articles of Incorporation of the
                        Company filed with the Secretary of state of Nevada April 30, 1990
                        (incorporated by reference to Exhibit 3.2 of Registrant's Annual
                        Report on Form 10-K for the year ended December 31, 1991).
          4.3        -- Form of Indenture between the Company and Texas Commerce Bank
                        National Association, as Trustee (included in this Part II).
          5.1        -- Opinion of Jenkens & Gilchrist, a Professional Corporation, counsel for the Company, as to the validity of the Debt Securities (included in this Part II).
         12.1        -- Statement regarding computation of ratio of earnings to fixed charges
                        (previously filed).
         23.1        -- Consent of Jenkens & Gilchrist, a Professional Corporation (included in the Opinion in Exhibit 5.1).
         23.2        -- Consent of KPMG Peat Marwick LLP (previously filed).
         23.3        -- Consent of Deloitte & Touche LLP (previously filed).
         24.1        -- Power of Attorney of certain officers and directors (included in this
                        Part II).
         25.1        -- Statement of Eligibility of Trustee on Form T-1 (previously filed).

ITEM 17.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON DECEMBER 1, 1994.


                                            KIRBY CORPORATION

                                            By:   /s/  GEORGE A. PETERKIN, JR.
                                                    George A. Peterkin, Jr.
                                                           President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints George A. Peterkin, Jr. and Brian K. Harrington, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                  SIGNATURE                             CAPACITY                    DATE
- ---------------------------------------------  ---------------------------   ------------------

             /s/  ROBERT G. STONE, JR.         Chairman of the Board and       December 1, 1994
              (Robert G. Stone, Jr.)             Director of the Company

           /s/  GEORGE A. PETERKIN, JR.        President and Director of       December 1, 1994
            (George A. Peterkin, Jr.)            the Company (Principal
                                                 Executive Officer)

                 /s/  J. H. PYNE                Executive Vice President        December 1, 1994
                  (J. H. Pyne)                   and Director of the
                                                 Company


           /s/  BRIAN K. HARRINGTON            Senior Vice President,          December 1, 1994
            (Brian K. Harrington)                Treasurer, Assistant
                                                 Secretary of the Company
                                                 (Principal Financial
                                                 Officer)

            /s/  G. STEPHEN HOLCOMB            Vice President, Controller,     December 1, 1994
             (G. Stephen Holcomb)                Assistant Treasurer,
                                                 Assistant Secretary of
                                                 the Company (Principal
                                                 Accounting Officer)

                  SIGNATURE                             CAPACITY                    DATE
- ---------------------------------------------  ---------------------------   ------------------
          /s/  GEORGE F. CLEMENTS, JR.         Director of the Company         December 1, 1994
           (George F. Clements, Jr.)

            /s/  J. PETER KLEIFGEN             Director of the Company         December 1, 1994
             (J. Peter Kleifgen)

         /s/  WILLIAM M. LAMONT, JR.           Director of the Company         December 1, 1994
          (William M. Lamont, Jr.)

          /s/  C. W. MURCHISON, III            Director of the Company         December 1, 1994
           (C. W. Murchison, III)

           /s/  J. VIRGIL WAGGONER             Director of the Company         December 1, 1994
            (J. Virgil Waggoner)

                                 EXHIBIT INDEX

          4.1        -- Restated Articles of Incorporation of the Company, as amended
                        (incorporated by reference to Exhibit 3.1 of the Registrant's 1989
                        Registration Statement on Form S-3 (Reg. No. 33-30832)).
          4.2        -- Certificate of Amendment of Restated Articles of Incorporation of the
                        Company filed with the Secretary of state of Nevada April 30, 1990
                        (incorporated by reference to Exhibit 3.2 of Registrant's Annual
                        Report on Form 10-K for the year ended December 31, 1991).
          4.3        -- Form of Indenture between the Company and Texas Commerce Bank
                        National Association, as Trustee (included in this Part II).
          5.1        -- Opinion of Jenkens & Gilchrist, a Professional Corporation, counsel for the Company, as to the validity of the Debt Securities (included in this Part II).
         12.1        -- Statement regarding computation of ratio of earnings to fixed charges
                        (previously filed).
         23.1        -- Consent of Jenkens & Gilchrist, a Professional Corporation (included in the Opinion in Exhibit 5.1).
         23.2        -- Consent of KPMG Peat Marwick LLP (previously filed).
         23.3        -- Consent of Deloitte & Touche LLP (previously filed).
         24.1        -- Power of Attorney of certain officers and directors (included in this
                        Part II).
         25.1        -- Statement of Eligibility of Trustee on Form T-1 (previously filed).